SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Sapient Corporation
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SAPIENT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2004

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sapient Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 25, 2004, at 9:00 a.m., local time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts, 02142 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect Darius W. Gaskins, Jr., Gary S. McKissock and J. Stuart Moore as Directors of the Company for a one-year term (in the event the Charter Amendments referenced below are approved at the Meeting), or, alternatively, for a three-year term as Class II Directors (in the event the Charter Amendments referenced below are not approved at the Meeting);

2.	To approve an amendment and restatement to the Company’s Amended and Restated Certificate of Incorporation and an amendment and restatement to the Company’s Amended and Restated Bylaws to remove the three-tier classified structure of the Company’s Board of Directors (collectively, the “Charter Amendments”);

3.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2004; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on Thursday, April 1, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

      A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2003, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By order of the Board of Directors,

JERRY A. GREENBERG
Co-Chairman and Co-Chief Executive Officer

April 26, 2004

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR BY INTERNET USING THE INSTRUCTIONS INDICATED ON THE ENCLOSED PROXY.

SAPIENT CORPORATION

One Memorial Drive
Cambridge, Massachusetts 02142

PROXY STATEMENT

For Annual Meeting of Stockholders

to be Held May 25, 2004

Information About the Annual Meeting

      Sapient Corporation is furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders for 2004, and at any adjournments thereof (the “Meeting”). The Meeting will be held on Tuesday, May 25, 2004, at 9:00 a.m., local time, at Sapient’s headquarters, located at One Memorial Drive, Cambridge, Massachusetts, 02142.

      We are mailing the Notice of Meeting, this Proxy Statement, the proxy and our Annual Report to Stockholders for 2003 (the “Annual Report”) to our stockholders on or about April 26, 2004. Our Annual Report includes our Annual Report on Form 10-K (without exhibits) for 2003 (the “Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”). We will, upon written request and without charge, furnish you additional copies of our Annual Report or Form 10-K (with exhibits). Please address all such requests to us by mail, to Sapient Corporation, Attention: Investor Relations, at the above address, or by e-mail, to ir@sapient.com. These documents are also posted on the Investor Relations portion of our Web site at http://www.sapient.com. A copy of our Form 10-K (with exhibits) can also be found on the SEC’s Web site at http://www.sec.gov.

      In this Proxy Statement, we use the terms “Sapient,” “the Company,” “we” and “our” to refer to Sapient Corporation and its subsidiaries, and we use the terms “you” and “your” to refer to Sapient stockholders to whom this Proxy Statement is being furnished. Each annual meeting of our stockholders to be held after the Meeting is referred to in this Proxy Statement as the “Annual Meeting” for the relevant calendar year.

Information About Voting at the Meeting

      Your proxy will be voted in accordance with your instructions. If you do not specify a choice, your proxy will be voted in favor of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before its exercise by delivery of a written revocation to: Secretary, Sapient Corporation, at the above address. Your attendance at the Meeting will not itself be deemed to revoke your proxy unless you give affirmative notice at the Meeting that you intend to revoke your proxy and vote in person.

      We have set Thursday, April 1, 2004 as the record date for the Meeting (the “Record Date”). Any stockholder of record at the close of business on the Record Date will be entitled to vote at the Meeting. On the Record Date, an aggregate of 122,657,770 shares of our Common Stock, $.01 par value per share (the “Common Stock”), were outstanding and entitled to vote. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. There is no cumulative voting.

      The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting. The Charter Amendments (as defined on page 3 of this Proxy Statement) must be approved by the holders of seventy-five percent (75%) of the outstanding shares of Common Stock. Directors are elected by a plurality of votes cast, which means that the Director nominee with the most votes for a particular position is elected for that position. The ratification of the selection of the independent auditors will require that the votes cast “for” ratification exceed the votes cast “against” ratification.

      Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter and that they have not received voting instructions from the beneficial holder of such shares (“Broker Non-Votes”), will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Because shares which abstain and shares represented by Broker Non-Votes are nonetheless considered outstanding shares, abstentions and Broker Non-Votes will have the same effect as a vote against the proposed Charter Amendments. Abstentions are not counted for the purpose of the election of Directors or the ratification of the selection of the independent auditors, and votes to withhold authority as to a particular Director nominee are not counted for the purpose of the election of Directors. Because brokers have discretion under the rules of the Nasdaq National Market to vote on the election of Directors or the ratification of the independent auditors without the receipt of instructions from the beneficial owners, there will be no “broker non-votes” for these two items.

Electronic Delivery of Future Stockholder Communications

      We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the Annual Report to Stockholders and the Proxy Statement, you can receive stockholder communications as soon as they become available without waiting for them to arrive in the mail, and submit your votes on the matters to be decided at the Meeting over the Internet. Signing up for electronic delivery also reduces the number of bulky documents in your mail, conserves natural resources and reduces our printing and mailing costs. To sign up for electronic delivery, visit http://www.icsdelivery.com/sape and enter information for all of your Sapient Corporation stockholdings. Your enrollment will be effective until cancelled by following the cancellation instructions listed on this Web site. If you have questions about electronic delivery, please contact our Investor Relations department at our address or Web site listed above.

Householding of Future Stockholder Communications

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you, if you contact our Investor Relations department at the address or Web site listed above. If you are receiving multiple copies at your household and would like to receive only one copy for your household in the future, you should contact your bank, broker, or other nominee record holder, or our Investor Relations department.

Discussion of Proposals for Consideration at the Meeting

PROPOSAL 1 — ELECTION OF DIRECTORS

      The first proposal for consideration at the Meeting is the election of three Directors. Upon the recommendation of our Nominating Committee, the Board of Directors has nominated Darius W. Gaskins, Jr., Gary S. McKissock and J. Stuart Moore for election as Directors. Messrs. Gaskins, McKissock and Moore are each currently Class II Directors of the Company. For more information regarding Messrs. Gaskins, McKissock and Moore, see “Information About Our Directors” on page 4 of this Proxy Statement.

      The term for which a re-elected Director will serve will depend on whether the Charter Amendments are approved at the Meeting. If the Charter Amendments are approved, the re-elected Director will serve a one-year term expiring at our 2005 Annual Meeting, and until his successor is duly elected and qualified. If the Charter Amendments are not approved, the re-elected Director will serve a three-year term, as a Class II Director, expiring at our 2007 Annual Meeting, and until his successor is duly elected and qualified. For more information regarding the existing three classes of Directors, see “Information About Our Directors” on page 4 of this Proxy Statement.

      The persons named in the enclosed proxy will vote each proxy for the election of Messrs. Gaskins, McKissock and Moore, unless authority to vote for the election of one or more of the nominees is withheld by marking the proxy to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to stand for election, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

      The Board of Directors recommends that stockholders vote FOR the election of Messrs. Gaskins, McKissock and Moore as Directors.

PROPOSAL 2 —	APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE COMPANY’S AMENDED AND RESTATED BYLAWS

      The second proposal for consideration at the Meeting is to approve an amendment and restatement of our Amended and Restated Certificate of Incorporation and an amendment and restatement of our Amended and Restated Bylaws to remove the three-tier classified structure of our Board of Directors (collectively, the “Charter Amendments”).

      Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class II Directors, two Class III Directors and two Class I Directors.

      In light of recent developments in corporate governance, the Board of Directors carefully reviewed the advantages and disadvantages of having a classified board of directors. As a result of this review, the Board of Directors has determined that a classified board of directors is no longer in the best interests of the Company and its stockholders. The Board of Directors believes that all Directors should be equally accountable at all times for the Company’s performance and subject each year to the opinions of our stockholders regarding their performance as a Director. On February 19, 2004, the Board of Directors unanimously approved, subject to stockholder approval at the Meeting, the amendment and restatement of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, for the purpose of eliminating the current three-tiered classification of the Board of Directors.

      If the Charter Amendments are approved, the current classification system will be phased out over three years:

(a) the Directors elected at the Meeting will next stand for election at our 2005 Annual Meeting, for a one-year term, rather than serving for a three-year term;

(b) the Directors previously elected at our 2002 Annual Meeting will serve out their current three-year term, and will stand for election at our 2005 Annual Meeting, for a one-year term;

(c) the Directors previously elected at our 2003 Annual Meeting will serve out their current three-year term, and will stand for election at our 2006 Annual Meeting, for a one-year term; and

(d) all other Directors who may be appointed after the Meeting would be appointed for an initial term ending at the next Annual Meeting.

      If the Charter Amendments are not approved, the Board of Directors will remain classified, and the Directors elected at the Meeting will be Class II Directors, and will serve a three-year term expiring at our 2007 Annual Meeting.

      The text of the proposed Charter Amendments is attached as Appendix A to this Proxy Statement.

      The Board of Directors believes that the proposed Charter Amendments are in the best interests of the Company and its stockholders and, therefore, recommends that stockholders vote FOR this proposal.

PROPOSAL 3 —	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

      The third proposal for consideration at the Meeting is to ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP (“PwC”) as the independent auditors of the Company for its 2004 fiscal year. PwC has served as the Company’s independent auditors since 1999. Although stockholder approval of the Audit Committee’s selection of PwC is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Audit Committee will reconsider its selection of PwC.

      A representative of PwC is expected to be present at the Meeting to answer questions, and to make a statement if he or she so desires.

      The Board of Directors recommends that stockholders vote FOR the ratification of the selection of PwC as the Company’s independent auditors for 2004.

Information About Our Directors

      Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class II Directors, whose terms expire at this Meeting, two Class III Directors, whose terms expire in 2005, and two Class I Directors, whose terms expire in 2006 (in all cases, subject to the election and qualification of their successors or their earlier death, resignation or removal). If the Charter Amendments are approved, the three-tiered classification of our Board of Directions will be removed, although the current Class I and Class III Directors will continue to serve out the remainder of their existing three-year terms.

      All of our Directors are listed below, with their principal occupation and business experience for at least the last five years, the names of other publicly-held companies of which they serve as a Director and their age and length of service as a Director.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	During Past Five Years and Other Directorships

Class II Directors — Terms Expiring at this Meeting
Darius W. Gaskins, Jr.	64	1995	Mr. Gaskins has been a Director since September 1995. He is a founding partner of Norbridge, Inc., formerly Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm.
Gary S. McKissock	61	2003	Lt. Gen. McKissock has been a Director since March 2003. Since his retirement from the United States Marine Corps in November 2002, Mr. McKissock has formed a consulting firm which focuses on supply chain management and has served as an advisor to the United States Department of Defense regarding logistics and supply chain management issues. From September 1999 to November 2002, Mr. McKissock was Deputy Commandant, Installations and Logistics at the United States Marine Corps Headquarters in Washington D.C. From September 1998 to September 1999, Mr. McKissock was commander of the Marine Corps Materiel Command. From May 1997 to September 1998, Mr. McKissock was commander of the Marine Corps Logistic Bases.
J. Stuart Moore	42	1991	Mr. Moore co-founded Sapient in 1991 and has served as Co-Chairman of the Board of Directors and our Co-Chief Executive Officer since our inception.

		Director	Principal Occupation, Other Business Experience
Name	Age	Since	During Past Five Years and Other Directorships

Class III Directors — Terms Expiring in 2005
R. Stephen Cheheyl	58	1996	Mr. Cheheyl has been a Director since January 1996. Since his retirement in December 1995, Mr. Cheheyl has been a private investor and independent consultant. From October 1994 until December 1995, Mr. Cheheyl served as an Executive Vice President of Bay Networks, Inc., a manufacturer of computer networking products, which was formed through the merger of Wellfleet Communications, Inc. and Synoptics Communications, Inc.
Dennis H. Chookaszian	60	2003	Mr. Chookaszian has been a Director since January 2003. Since his retirement in February 2001, Mr. Chookaszian has served as an independent advisor and board member for various non-profit and for-profit organizations. From November 1999 to February 2001, Mr. Chookaszian was Chairman and Chief Executive Officer of mPower, Inc., a financial advisory firm. From February 1999 to November 2001, Mr. Chookaszian was also Chairman of the Executive Committee of CNA Financial Corporation, a global insurance and financial services holding company. From October 1992 to February 1999, Mr. Chookaszian was Chairman and Chief Executive Officer of CNA Insurance Companies, a global insurance company.
			Mr. Chookaszian is also a Director of Career Education Corporation, a for-profit educational provider, and InsWeb Corporation, an online insurance portal.
Class I Directors — Terms Expiring in 2006
Jerry A. Greenberg	38	1991	Mr. Greenberg co-founded Sapient in 1991 and has served as Co-Chairman of the Board of Directors and our Co-Chief Executive Officer since our inception.
Bruce D. Parker	56	1995	Mr. Parker has been a Director since September 1995. He served as Executive Vice President of Sapient from December 1999 until his retirement in July 2002. After his retirement from Sapient, Mr. Parker founded and currently serves as President of the IT Management Group, LLC, a consulting company. Mr. Parker served as Senior Vice President and Chief Information Officer at United Airlines, Inc. from December 1997 until December 1999. From September 1994 to December 1997, Mr. Parker was Senior Vice President — Management Information Systems and Chief Information Officer at Ryder System Inc., a transportation company. Mr. Parker is also a Director of AirNet Systems, Inc., an aviation services company.

      See “Information About Ownership of our Common Stock” for information regarding the number of shares of Common Stock owned by each of the Directors.

Board and Committee Meetings

      The Board of Directors met five times during 2003. In 2003, each Director attended at least 80% of the meetings of the Board of Directors and 100% of the meetings of the committees on which he served. Messrs. Greenberg and Moore are Co-Chairmen of the Board. Mr. Gaskins serves as the Lead Independent Director of the Board, and is responsible for ensuring that the viewpoints of our independent Directors are reflected in the formation of the agenda for each Board meeting and in the Board discussions that ensue at such meetings. The Lead Independent Director also serves as a liaison between the Co-Chairmen and the other independent Directors.

      The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. All of the members of each of our Board committees meet the standard for independence required under the applicable listing rules of the National Association of Securities Dealers (“NASD”).

      The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and selects our independent auditors. Additional duties of the Audit Committee are described below under the heading “Report of the Audit Committee.” The Audit Committee held eleven meetings in 2003. The Audit Committee is currently composed of Messrs. Cheheyl, Chookaszian and Gaskins, each of whom is an independent Director. Mr. Chookaszian serves as the Chairperson of the Audit Committee. Our Board of Directors has determined that Messrs. Cheheyl and Chookaszian are each an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and the applicable listing standards of the NASD. A copy of the Charter of the Audit Committee is included as Appendix B to this Proxy Statement and can also be located on the Investor Relations portion of our Web site, http://www.sapient.com, under “Corporate Governance.”

      The Compensation Committee is responsible for reviewing our overall compensation policies and approving the compensation of our executive officers. The Compensation Committee held five meetings in 2003. The current members of the Compensation Committee are Messrs. Cheheyl, Gaskins and McKissock, each of whom is an independent Director. Mr. Cheheyl serves as the Chairperson of the Compensation Committee. A copy of the Charter of the Compensation Committee can be located on the Investor Relations portion of our Web site, http://www.sapient.com, under “Corporate Governance.”

      The Nominating Committee is responsible for identifying and evaluating potential candidates for our Board of Directors and making recommendations regarding such candidates to our Board of Directors. The Nominating Committee met on an “as needed” basis in 2003. The current members of the Nominating Committee are Messrs. Cheheyl, Chookaszian and McKissock, each of whom is an independent Director. Mr. Cheheyl serves as the Chairperson of the Nominating Committee. A copy of the Charter of the Nominating Committee can be located on the Investor Relations portion of our Web site, http://www.sapient.com, under “Corporate Governance.” The Nominating Committee may engage search firms or other third parties to assist in the identification or evaluation of potential nominees for Director, but did not pay any fees to any search firms or other third parties in 2003.

Director Attendance at Annual Meeting

      The Company encourages, but does not require, its Directors to attend each Annual Meeting of Stockholders. Messrs. Cheheyl, Gaskins, Greenberg and Moore attended the Company’s 2003 Annual Meeting of Stockholders, which was held on June 10, 2003.

Director Compensation

      We pay each non-employee Director an annual retainer of $15,000, in four equal quarterly installments. Additionally, we pay non-employee Directors the following attendance fees for each meeting attended: $2,000 for attendance in person at a Board meeting and $750 for attendance in person at a committee meeting. If a Director participates in either a Board or committee meeting by telephone, rather than in person, or if the committee meeting is held on the same day and at the same location as a Board meeting, the Director receives one-half of the amounts described above. A non-employee Director who serves as the chairperson of a Board committee, and our Lead Independent Director, is paid an additional annual retainer of $5,000, in four equal quarterly installments. In addition, we reimburse each non-employee Director for expenses incurred in connection with attending meetings. Directors receive no other cash compensation for serving as Directors.

      Each non-employee Director is granted stock options annually in connection with their services as a Director. On June 10, 2003, each of Messrs. Cheheyl, Chookaszian, Gaskins, McKissock and Parker was granted a stock option to acquire 10,000 shares of Common Stock. On June 10, 2003, Mr. Parker was also granted a stock option to acquire an additional 20,000 shares of Common Stock, due to his re-election to the Board of Directors at the 2003 Annual Meeting of Stockholders. All of these options were granted under our 2001 Stock Option Plan, and at an exercise price of $2.39 per share, which was the fair market value of the Common Stock on the grant date. These options vest in three equal annual installments, beginning on the first anniversary of the date of grant.

      Under the 1996 Director Stock Option Plan (the “Director Plan”) approved by our stockholders in 1996, each new non-employee Director elected to the Board is granted, upon his or her initial election, an option to purchase 40,000 shares of Common Stock. All options granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest in four equal annual installments (provided the option holder continues to serve as a Director) and expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a Director). 160,000 options remain available for grant under the Director Plan, which provides for the issuance of a maximum of 240,000 shares. Mr. Chookaszian was granted an option under the Director Plan on January 22, 2003 to acquire 40,000 shares of common stock at an exercise price of $1.91 per share, and Mr. McKissock was granted an option under the Director Plan on March 14, 2003 to acquire 40,000 shares of common stock at an exercise price of $1.64 per share, each in connection with their initial election to the Board of Directors.

Policy Regarding Stockholder Nominations for Director

      The Company’s Nominating Committee will consider and evaluate candidates recommended by eligible stockholders for nomination as a Director of the Company. The Nominating Committee will consider and evaluate candidates submitted by eligible stockholders on the same basis as candidates recommended by other sources. In evaluating all candidates for Director, the Nominating Committee strives to develop a board and board committees that are diverse in nature and composed of experienced and seasoned advisors. To achieve this goal, the Nominating Committee considers a number of factors that it deems relevant, including judgment, skill, diversity, integrity, education, experience, level of availability, commitment and the interplay of the nominee’s experience with the experience of other Directors.

      A stockholder is eligible to nominate a candidate for Director if such stockholder, either individually or as a group, has beneficially owned at least 1% of our Common Stock for at least one year prior to the nomination date. Eligible stockholders may submit only one candidate for consideration each year, and the aggregate number of candidates that will be considered by the Board of Directors is limited.

      An eligible stockholder should submit a nomination in writing, delivered (by registered mail, signature required, where available) to the Board of Directors, care of the General Counsel of the Company, at the address of the Company’s headquarters. You can find the address of the Company’s headquarters on the Company’s Web site, or on the Company’s most recent filings with the SEC. For the Company’s 2005 Annual Meeting of Stockholders, nominations must be received by December 26, 2004.

      Each nomination by an eligible stockholder must contain the following information:

•	Name of the nominee and all information regarding the nominee that would be required under the rules of the SEC to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director;

•	Confirmation that the nominee meets the standard for independence required under the applicable listing rules of the NASD, or, if the nominee does not meet the independence standards, a description of the reasons why not;

•	Name, address and number of shares beneficially owned by the stockholder, or stockholders, making the nomination;

•	A representation by the nominating stockholder, or stockholders, that the stockholder(s) will continue to be the beneficial owner of at least 1% of the Common Stock through the date of the next annual meeting. If the nominating stockholder(s) is not a registered holder of Common Stock, the stockholder(s) must provide evidence of eligibility as provided in SEC Rule 14a-8(b)(2); and

•	A description of all relationships, arrangements or understandings (whether written or oral) between the nominating stockholder (or any member of a nominating group of stockholders) and the nominee, or any person or entity regarding the nominee.

      Each nomination by an eligible stockholder must also contain the other information listed in the Company’s Policy Regarding Stockholder Candidates for Nomination as a Director, which can be found on the Investor Relations portion of our Web site, http://www.sapient.com, under “Corporate Governance.”

Policy Regarding Stockholder Communications with our Board of Directors

      Stockholders of the Company may submit correspondence to the Company’s Board of Directors. Such correspondence should be submitted in writing and delivered (by registered mail, signature required, where available) to the Board of Directors, care of the General Counsel of the Company, at the address of the Company’s headquarters. You can find the address of the Company’s headquarters on the Company’s Web site or on the Company’s most recent filings with the SEC. The Company’s General Counsel will forward each submission, without editing or alteration, to the Board of Directors no later than the next scheduled meeting of the Board.

      Each submission to the Board of Directors must contain the information listed in the Company’s Policy Regarding Stockholder Communications with Directors, which can be found on the Investor Relations portion of our Web site, http://www.sapient.com, under “Corporate Governance.”

Information About Ownership of Our Common Stock

      The following table sets forth information as of April 1, 2004 regarding the beneficial ownership of shares of Common Stock by (i) each person known to us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director, (iii) Jerry A. Greenberg and J. Stuart Moore, our Co-Chief Executive Officers, and the four other executive officers listed in the Summary Compensation Table on page 10 of this Proxy Statement (the “Named Executive Officers”) and (iv) the Directors and executive officers as a group. As of April 1, 2004, there were 122,657,770 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership(1)

			Number of
			Options
			Exercisable
	Number of		By or Before			Percent of
Beneficial Owner	Shares Owned		May 30, 2004	Total		Class

5% Stockholders
Jerry A. Greenberg	20,806,560	(2)	0	20,806,560	(2)	17.0%
Co-Chief Executive Officer
c/o Sapient Corporation
One Memorial Drive
Cambridge, Massachusetts 02142
J. Stuart Moore	20,998,832	(3)	0	20,998,832	(3)	17.1%
Co-Chief Executive Officer
c/o Sapient Corporation
One Memorial Drive
Cambridge, Massachusetts 02142

	Amount and Nature of Beneficial Ownership(1)

			Number of
			Options
			Exercisable
	Number of		By or Before			Percent of
Beneficial Owner	Shares Owned		May 30, 2004	Total		Class

Samuel C. Sichko	9,487,636	(4)	0	9,487,636	(4)	7.7%
Prince, Lobel, Glovsky & Tye LLP
585 Commercial Street
Boston, Massachusetts 02109
Paul E. George
Kellogg & George, P.C.
8 Grove Street
Wellesley, Massachusetts 02482	7,985,083	(5)	0	7,985,083	(5)	6.5%
Directors and Nominees
Jerry A. Greenberg	See “5% Stockholders” Above
J. Stuart Moore	See “5% Stockholders” Above
R. Stephen Cheheyl	79,000		59,112	138,112		*
Dennis H. Chookaszian	0		10,000	10,000		*
Darius W. Gaskins, Jr.	90,400		61,334	151,734		*
Gary S. McKissock	0		10,000	10,000		*
Bruce D. Parker	2,303		512,296	514,599		*
Named Executive Officers
Jerry A. Greenberg	See “5% Stockholders” Above
J. Stuart Moore	See “5% Stockholders” Above
Sheeroy D. Desai	1,299,378		310,722	1,610,100		1.3%
Alan J. Herrick	80,301		268,916	349,217		*
Susan D. Johnson	112,476		152,938	265,414		*
Jane E. Owens	34,487		82,059	116,546		*
All Executive Officers and Directors, as a Group (13 persons)	43,862,303		1,467,377	45,329,680		37.0%

*	Less than 1%

(1)	Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted.

(2)	Includes (i) 2,228,691 shares held by two trusts of which Mr. Greenberg is a co-trustee and over which he shares voting and/or investment control, and (ii) 1,704,898 shares held by two trusts, over which Mr. Greenberg does not have voting or investment control, but in which shares he has a beneficial interest. Mr. Greenberg disclaims beneficial ownership of the shares held by the trusts except to the extent of his pecuniary interest therein.

(3)	Includes (i) 6,028,547 shares held by a trust of which Mr. Moore is a co-trustee and over which he shares voting and/or investment control, (ii) 860,546 shares held by a trust of which Mr. Moore’s wife is a co-trustee and over which his wife shares voting and investment control, (iii) 4,000,000 shares held by a trust over which Mr. Moore does not have voting or investment control, but in which he has a beneficial interest, and (iv) 1,074,910 shares held by a trust over which Mr. Moore does not have voting or investment control, but in which shares his children have a beneficial interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his pecuniary interest therein.

(4)	Mr. Sichko serves as trustee or co-trustee of certain trusts established by Messrs. Greenberg and Moore, and the shares listed in the above table represent shares of Common Stock over which Mr. Sichko exercises or shares voting and/or investment control solely as trustee or co-trustee of these trusts. Mr. Sichko has disclaimed any pecuniary interest in the shares of Common Stock held by these trusts.

(5)	Mr. George serves as trustee or co-trustee of certain trusts established by Mr. Moore, and the shares listed in the above table represent shares of Common Stock over which Mr. George exercises or shares voting and/or investment control solely as trustee or co-trustee of these trusts. Mr. George has disclaimed any pecuniary interest in the shares of Common Stock held by these trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely on a review of reports submitted, and representations made, to us, we believe that during 2003 our executive officers, Directors and holders of more than 10% of our Common Stock complied with all Section 16(a) filing requirements, except as set forth in the following paragraph.

      We have been informed that Samuel C. Sichko, who shares voting and/or dispositive power over shares of our Common Stock solely due to his role as trustee or co-trustee of certain trusts established by Messrs. Greenberg and Moore, failed to file a Form 3 in 2001 when he acquired voting and/or dispositive power over 10% of our Common Stock. In a Form 13(g) filed with the SEC on March 19, 2004, Mr. Sichko disclosed that he is no longer a 10% holder of our Common Stock, and he has disclaimed any pecuniary interest in the shares of our Common Stock held by these trusts.

Equity Compensation Plan Information

      The following table summarizes, as of December 31, 2003, the number of options issued under our equity compensation plans and the number of awards available for future issuance under these plans.

	(a)	(b)	(c)
	Number of Securities to	Weighted-Average	Number of Securities Remaining Available
	be Issued Upon	Exercise Price of	for Future Issuance Under Equity
	Exercise of	Outstanding	Compensation Plans, Excluding Securities
Plan Category	Outstanding Options	Options	Reflected in Column (a)(1)(2)

Equity compensation plans approved by security holders	20,017,941	$11.04	22,854,628
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable

Total	20,017,941	$11.04	22,854,628

(1)	19,229,498 of the shares listed in column (c) may be issued in the form of restricted stock, pursuant to the terms of our 1996 Equity Stock Incentive Plan and our 1998 Stock Incentive Plan. No shares of restricted stock are available for issuance under our other stock option plans.

(2)	Column (c) includes 1,472,346 shares that were available for issuance under our 2002 Employee Stock Purchase Plan on December 31, 2003, including 383,746 shares that were subsequently purchased in the offering period ended February 27, 2004.

Information About Executive Compensation

Summary Compensation Table

      The following table sets forth certain information with respect to the compensation paid in each of the last three fiscal years to the Named Executive Officers.

				Long-Term
				Compensation
				Awards

		Annual		Number of
		Compensation(1)		Shares
				Underlying	Restricted	All Other
Name and		Salary	Bonus	Stock	Stock	Compensation
Principal Position	Year	($)	($)	Options(2)	Awards(3)	($)(4)

Jerry A. Greenberg	2003	50,000	0	—	—	1,250
Co-Chairman of the Board and	2002	50,000	0	—	—	1,250
Co-Chief Executive Officer	2001	50,000	0	—	—	1,250
J. Stuart Moore	2003	50,000	0			1,250
Co-Chairman of the Board and	2002	50,000	0	—	—	1,250
Co-Chief Executive Officer	2001	50,000	0	—	—	1,250
Sheeroy D. Desai	2003	225,000	0	90,000	0	1,250
Executive Vice President and	2002	229,155	0	102,500	35,000	1,250
Chief Operating Officer	2001	50,000	7,009	137,500	0	1,250
Alan J. Herrick	2003	250,000	0	60,000	0	1,250
Executive Vice President	2002	260,406	0	97,500	50,000	181,720
	2001	221,245	15,750	42,500	0	233,910
Susan D. Johnson	2003	207,000	0	45,000	0	1,250
Chief Financial Officer and	2002	212,833	0	51,250	30,000	1,250
Senior Vice President	2001	127,083	6,250	51,250	0	1,250
Jane E. Owens	2003	190,000	0	35,000	0	1,250
Senior Vice President and	2002	198,333	0	54,500	17,000	1,250
General Counsel	2001	195,833	6,100	45,000	0	1,250

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer for such year.

(2)	Messrs. Greenberg and Moore do not participate in our stock plans, due to the significant equity ownership that each of them holds in Sapient.

(3)	The shares of restricted Common Stock granted to the Named Executive Officers vest in four equal annual installments, beginning on the first anniversary of the date of grant. Prior to 2002, we had not previously granted shares of restricted Common Stock to any of the Named Executive Officers. As of December 31, 2003, the fair market value of the restricted Common Stock granted in 2002 to Mr. Desai, Mr. Herrick, Ms. Johnson and Ms. Owens was $197,400, $282,000, $169,200 and $95,880, respectively.

(4)	Amounts shown in this column represent our matching contributions under our 401(k) Plan, except that, with respect to Mr. Herrick, the amount shown in this column also includes $232,660, and $180,470 in housing and other living expenses and cost-of-living adjustments which we paid in 2001 and 2002, respectively, on behalf of Mr. Herrick, in connection with Mr. Herrick’s assignment in London as Managing Director of our European operations.

      Each Named Executive Officer has executed an agreement which prohibits him or her from competing with Sapient for a period of 12 months following termination of his or her employment.

Option Grants in Last Fiscal Year

      The following table sets forth certain information regarding options we granted during 2003 to the Named Executive Officers.

Individual Grants

		Percent of			Potential Realizable
		Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to	Exercise		Price Appreciation for
	Underlying	Employees	or Base		Option Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	Year	($/Sh)(2)	Date	5%($)	10%($)

Jerry A. Greenberg(4)	—	—	—	—	—	—
J. Stuart Moore(4)	—	—	—	—	—	—
Sheeroy D. Desai	90,000	1.6%	2.82	6/16/13	159,615	404,492
Alan J. Herrick	60,000	1.1%	2.82	6/16/13	106,410	269,661
Susan D. Johnson	45,000	*	2.82	6/16/13	79,807	202,246
Jane E. Owens	35,000	*	2.82	6/16/13	62,072	157,302

*	Less than 1% of total options granted to employees in 2003.

(1)	Represents options granted pursuant to our 2001 Stock Option Plan. All of the options granted to the Named Executive Officers in 2003 vest in four equal annual installments, beginning on the first anniversary of the first day of the month following the date of grant.

(2)	The exercise price is equal to the fair market value of our Common Stock on the date of grant.

(3)	Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the SEC and do not reflect any estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

(4)	Messrs. Greenberg and Moore do not participate in our stock option plans, due to the significant equity ownership that each of them holds in Sapient.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table summarizes, for each of the Named Executive Officers, the number of shares acquired on exercise of options during 2003, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by such officers on December 31, 2003.

			Number of Shares	Value of Unexercised
			Underlying	In-the-Money
			Unexercised	Options at Fiscal
			Options at Fiscal	Year-End
	Shares	Value	Year-End	(Exercisable/
	Acquired on	Realized	(Exercisable/	Unexercisable)
Name	Exercise	($)(1)	Unexercisable)	($)(2)

Jerry A. Greenberg(3)	—	—	—/—	—/—
J. Stuart Moore(3)	—	—	—/—	—/—
Sheeroy D. Desai	564,000	2,233,215	298,222/ 248,980	92,157/ 432,693
Alan J. Herrick	20,000	73,896	266,416/ 121,300	88,353/ 320,572
Susan D. Johnson	—	—	133,274/ 128,228	62,487/ 236,988
Jane E. Owens	—	—	77,684/ 89,816	38,989/ 174,386

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

(2)	Represents the difference between the last reported sale price per share ($5.64) of our Common Stock on December 31, 2003, as reported on the Nasdaq National Market, and the exercise price.

(3)	Messrs. Greenberg and Moore do not participate in our stock option plans, due to the significant equity ownership that each of them holds in Sapient.

Change of Control Arrangements

      Certain stock options that we have granted to our Directors contain “change in control” provisions. In January 2003 and March 2003, in connection with their initial appointments as a Director, Mr. Chookaszian and Mr. McKissock, respectively, were each granted an option to purchase 40,000 shares of Common Stock under our 1996 Director Stock Option Plan. In June 2003, in connection with their services as a Director, Messrs. Cheheyl, Chookaszian, Gaskins, McKissock and Parker were each granted an option to purchase 10,000 shares of Common Stock, respectively, under our 2001 Stock Option Plan. In June 2003, in connection with his re-election as a Director, Mr. Parker was granted an option to purchase an additional 20,000 shares of Common Stock under our 2001 Stock Option Plan. Under the terms of the applicable stock option agreement for each of these grants, the vesting of shares under the option will be accelerated by twelve months in the event of a change in control of the Company.

Certain Relationships and Related Transactions

Investment in HWT, Inc.

      On January 24, 2003, we increased our ownership percentage in our subsidiary HWT, Inc. (“HWT”) to 69% by purchasing a total of 587,092 shares of HWT common stock from Messrs. Greenberg and Moore, for a total purchase price of $557,737, in cash. The purchase price per share paid to Messrs. Greenberg and Moore was $0.95, which represented a substantial loss from their cost basis per share of $5.00. Messrs. Greenberg and Moore are no longer stockholders of HWT. We also commenced a tender offer on January 24, 2003 to purchase the remaining shares of HWT, for $1.05 per share, in cash. The tender offer period expired on February 24, 2003. As a result of the tender offer, we purchased a total of 927,395 shares of HWT common stock, for a total purchase price of $973,765, and our ownership percentage in HWT increased from 69% to 85%.

      Prior to engaging in the above-referenced transactions, our Board of Directors first obtained an independent valuation of the fair market value of HWT’s common stock. The valuation firm concluded that the fair market value of each share of HWT common stock was between $1.05 per share and $1.29 per share. After considering this valuation, the Board of Directors decided that the Company should offer to pay $1.05 for each outstanding share of HWT common stock in the tender offer, and $0.95 per share for each outstanding share of HWT common stock owned by Messrs. Greenberg and Moore. The Board of Directors believed that the $0.95 per share price for Messrs. Greenberg and Moore was advisable to counter any perception that Messrs. Greenberg and Moore received a favorable price for their HWT shares because of their positions as Sapient executive officers and Directors. The Board of Directors then obtained a fairness opinion, in which the valuation firm opined that the $1.05 and $0.95 purchase prices were fair, from a financial point of view, to Sapient stockholders. The firm did not express any opinion as to whether the $1.05 or $0.95 purchase prices were fair to the stockholders of HWT or Messrs. Greenberg and Moore, respectively.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee is composed of three Directors, Messrs. Cheheyl, Gaskins and McKissock, each of whom meets the standard for independence required under the applicable listing rules of the NASD. Mr. Cheheyl is the Chairperson of the Compensation Committee. The Compensation Committee is responsible for reviewing Sapient’s overall compensation policies and, with the input of the Co-Chief Executive Officers, setting the compensation of Sapient’s executive officers. The Compensation Committee also retains outside consultants from time to time to provide advice regarding trends in compensation practices and comparative benchmarking data.

Compensation Philosophies and Goals

      Sapient’s executive compensation program for 2003, which consisted of a combination of base salary, cash bonuses, stock options and restricted common stock, was designed in large part to align executive incentives with our strategic goals. Accordingly, a material portion of the total cash compensation potentially payable to Sapient’s executive officers was directly linked to the achievement of specified goals. By tying compensation to the achievement of Sapient’s objectives, Sapient believes that a performance-oriented environment is created for our executives and other employees.

      Sapient’s executive compensation program for 2003 was also intended to align executive and stockholder interests by providing executives with an equity interest in Sapient through the granting of stock options and the vesting of previously-granted restricted common stock. However, because Messrs. Greenberg and Moore, our founders, each already hold a significant equity stake in Sapient, they historically have not participated, and in 2003 did not participate, in Sapient’s equity plans. The stock option grants for the other executive officers were recommended by the Co-Chief Executive Officers to the Compensation Committee for approval. The Compensation Committee based its review of each of the recommended grants on its evaluation of the executive’s responsibilities, the executive’s past, present and expected future contributions to Sapient, the executive’s current stock and option holdings and the equity awards made by comparable companies to their executive officers.

      In addition to structuring its executive compensation program in a manner which will reward executives for the achievement of Sapient’s objectives, we also seek to use our compensation program to attract and retain key executives.

Compensation in 2003

Cash Compensation

      The overall cash compensation payable to Sapient’s executive officers is composed of base salary and bonus payments. The base salaries of the executive officers for 2003 were determined by the Compensation Committee, with input from our Co-Chief Executive Officers. For our Co-Chief Executive Officers, the Compensation Committee approved the recommendation from Messrs. Greenberg and Moore that they each receive a nominal base salary of $50,000 for 2003, based on their significant equity ownership in Sapient. The Compensation Committee, therefore, determined the base salaries for the Co-Chief Executive Officers based not on Sapient’s performance, but, rather, on their significant equity ownership in Sapient and their recommendation of a nominal salary.

      In keeping with Sapient’s desire to create a performance-oriented environment through its compensation program, the bonus component is a material percentage of the overall cash compensation potentially payable to our executive officers. In 2003, our executive officers and other members of senior management participated in one bonus plan for the year, which was included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2002. The Compensation Committee was responsible for approving the target amount of bonus compensation payable to each executive officer under this bonus plan, after considering the recommendations of the Co-Chief Executive Officers. The Compensation Committee was also responsible for determining the amount of the bonus pool to be established under each Sapient bonus plan.

      Under the bonus plan that applied to our executive officers in 2003, the initial funding of a bonus pool, from which individual bonuses could be paid, was first conditioned upon the achievement of specified company-wide profitability goals. If these goals were not met, no bonus pool would be funded. If these goals were only partially met, a partial bonus pool would be funded. If a pool was funded, it was then allocated among our business units and internal teams based on certain profitability and client satisfaction measures and predetermined “measures of excellence.” Lastly, the allocation of bonus amounts by the business units or internal teams to each executive officer was based on the achievement of additional specified goals. These additional specified goals included client satisfaction scores, project profitability measures, predetermined “measures of excellence” and personal performance assessments.

      In 2003, the specified company-wide profitability goals were not met, but certain business units and internal teams met their specified goals. Accordingly, a partial bonus pool was established, and allocated among certain business units and internal teams. The business units and internal teams that received a partial bonus pool then allocated their pool to the individual bonus plan participants in accordance with the plan terms. As a result of this process, no bonuses were paid in 2004 to Messrs. Greenberg, Moore or Desai, or to Ms. Johnson, for their contributions to the Company in 2003, and bonuses of $12,050 and $13,500 were paid to Mr. Herrick and Ms. Owens, respectively, for their contributions to the Company in 2003.

Stock Options

      During 2003, the Named Executive Officers, excluding Messrs. Greenberg and Moore, received options to purchase an aggregate of 230,000 shares of Common Stock, at a weighted average exercise price of $2.82 per share, as indicated in the “Option Grants in Last Fiscal Year” table. These options were granted at the fair market value of our Common Stock on the date of grant. These options represented 4.0% of all options granted by Sapient in 2003. The timing and size of these awards to the Named Executive Officers were recommended by the Co-Chief Executive Officers to the Compensation Committee, which approved them.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s Chief Executive Officer and the four other most highly compensated executive officers. In adopting and administering the Company’s executive compensation plans and arrangements, the Compensation Committee considers whether the deductibility of such compensation will be limited under Section 162(m) of the Code.

R. Stephen Cheheyl, Chairperson
Darius W. Gaskins, Jr.
Gary S. McKissock

Comparative Stock Performance

      The following graph compares the cumulative five-year total stockholder return on our Common Stock from December 31, 1998 through December 31, 2003, with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Goldman Sachs Technology Index — Computer Services Index. The comparison assumes the investment of $100 on December 31, 1998, in our Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Sapient Corporation	100.0	503.35	85.27	55.14	14.64	40.29
Nasdaq Composite Index	100.0	185.59	112.67	88.95	60.91	91.37
GSTI Computer Services Index	100.0	125.40	112.50	119.12	74.88	92.60

Information About Our Auditors

Selection of Independent Auditors

      The Audit Committee has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for 2004, subject to ratification of the Company’s stockholders at the Meeting. A representative of PwC is expected to be present at the Meeting to answer questions, and to make a statement if he or she so desires.

Report of the Audit Committee

      The Audit Committee is composed of three independent Directors, Messrs. Cheheyl, Chookaszian and Gaskins. Mr. Chookaszian serves as the Chairperson of the Audit Committee. The members of the Audit Committee each meet the standard for independence required under the applicable listing standards of the NASD.

      The Audit Committee acts under a written charter first adopted and approved on June 14, 2000. A copy of this charter, as amended, is attached as Appendix B to this Proxy Statement and can also be located on the Investor Relations portion of our Web site, http://www.sapient.com, under “Corporate Governance.”

      The Audit Committee is responsible for overseeing and monitoring the Company’s internal controls and financial reporting. The Audit Committee is also responsible for selecting and removing the independent auditors, overseeing and monitoring the performance of an independent audit of the Company’s financial statements by the Company’s independent auditors and approving all audit and non-audit services rendered by the independent auditors. The Audit Committee reviews and evaluates, and discusses with Sapient’s management, internal accounting and financial personnel and/or independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of Sapient’s consolidated financial statements;

•	Sapient’s annual and quarterly financial statements and reports filed with the SEC or sent to stockholders, and other financial disclosure documents;

•	significant changes in Sapient’s accounting practices, principles, controls and methodologies;

•	significant developments and changes in accounting rules applicable to Sapient;

•	the adequacy of Sapient’s internal controls and accounting and financial personnel; and

•	the selection, and plan for, the annual activities of Sapient’s internal auditors.

      The Audit Committee reviewed Sapient’s audited financial statements for the fiscal year ended December 31, 2003, and discussed these financial statements with our financial management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) (“SAS 61”) with PricewaterhouseCoopers LLP (“PwC”), our independent auditors. SAS 61 requires our independent auditors to discuss with Sapient’s Audit Committee, among other things: methods to account for significant unusual transactions; the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and disagreements with management over the application of accounting principles.

      In connection with the 2003 audit, PwC provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) (“ISB 1”). ISB 1 requires auditors annually to disclose in writing all relationships that, in the auditors’ professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence with the Audit Committee. The Audit Committee discussed the ISB 1 letter with PwC, and affirmed the independence of the auditors in light of the disclosures contained in the letter. The Audit Committee also considered the non-auditing services provided by PwC to Sapient in 2003 and concluded that they did not compromise PwC’s independence.

      The Audit Committee has adopted additional procedures to ensure PwC’s independence. First, the Audit Committee has specified certain types of prohibited, “non-audit” services which the Company is not authorized to obtain from PwC. Second, the Audit Committee has specified the types of “audit-related” and “non-audit” services that are permitted and approved. For those types of “audit-related” and “non-audit” services that are permitted and approved, the Audit Committee requires the Company to obtain additional approval from the Audit Committee, in advance, for each “audit-related” or “non-audit” service provided by PwC to the Company, where the fees payable by Sapient for such service are anticipated to exceed $100,000 in the aggregate.

      In reliance on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Sapient’s Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee also reviewed and approved the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K, and the selection and description of the critical accounting policies disclosed therein.

      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, and are not experts in these fields. Sapient’s Board of Directors has determined that Messrs. Cheheyl and Chookaszian are each an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002. The members of the Audit Committee serve in an oversight role only, and therefore must rely on information and representations provided to them by Sapient’s management and its independent auditors.

Dennis H. Chookaszian, Chairperson
R. Stephen Cheheyl
Darius W. Gaskins, Jr.

Statement of Independent Auditors Fees and Services

      Aggregate fees for professional services rendered for the Company by PwC as of, and for, the years ended December 31, 2002 and 2003 were as follows:

Type of Services	2002	2003

Audit	$355,430	$562,518
Audit-Related	24,200	23,700
Tax	229,095	107,867
All Other	0	0

Total	$608,725	$694,085

      The Audit fees for the years 2002 and 2003 were for audits of our consolidated financial statements, reviews of our quarterly financial statements, statutory audits, issuance of consents and assistance with review of our filings with the SEC.

      The Audit-Related fees for the years 2002 and 2003 were for employee benefit plan audits and accounting consultations.

      The Tax fees for the years 2002 and 2003 were for tax compliance and reporting services, including assistance with the preparation of tax returns, and tax planning and tax advice.

      We did not have any fees for any other services rendered by PwC for the years 2002 or 2003.

      The Audit Committee has specified certain types of prohibited, “non-audit” services which the Company is not authorized to obtain from PwC. The Audit Committee has also specified the types of “audit-related” and “non-audit” services that are permitted and approved. For those types of “audit-related” and “non-audit” services that are permitted and approved, the Audit Committee requires the Company to obtain additional approval from the Audit Committee, in advance, for each “audit-related” or “non-audit” service provided by PwC to the Company, where the fees payable by Sapient for such service are anticipated to exceed $100,000 in the aggregate. All audit-related and “non-audit” services were pre-approved by the Audit Committee in 2003.

OTHER MATTERS

      The Board of Directors knows of no business which will be presented for consideration at the Meeting, other than those items described above. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      We will pay the costs of soliciting proxies. In addition to solicitations by mail, our Directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse them for their out-of-pocket expenses in connection with this distribution.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) must be submitted to the Secretary of the Company at the headquarters of the Company, no later than December 26, 2004. You can find the address of the Company’s headquarters on our Web site or on the Company’s most recent filings with the SEC.

      Under our by-laws, if a stockholder wishes to present a proposal before the 2005 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of Sapient at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2005 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2005 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting, the proxies designated by our Board of Directors will have discretionary authority to include such proposal among the matters to be voted upon at the Meeting, and to vote on any such proposal, if included.

By Order of the Board of Directors,

Jerry A. Greenberg
Co-Chairman and Co-Chief Executive Officer

April 26, 2004

      THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR PROXY BY PHONE OR BY INTERNET USING THE INSTRUCTIONS INDICATED ON THE ENCLOSED PROXY. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY, EVEN IF THEY HAVE PREVIOUSLY SUBMITTED THEIR PROXIES.

APPENDIX A

TEXT OF PROPOSED CHARTER AMENDMENTS

Article NINTH of the Company’s Amended and Restated Certificate of Incorporation

is proposed to be amended and restated as follows:

      1.     Number of Directors. The number of Directors shall not be fewer than three. The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Bylaws.

      2.     Election of Directors. Elections of Directors need not be by written ballot, except as, and to the extent, provided in the Bylaws.

      3.     Terms of Office. Each Director shall serve for a term ending on the date of the Annual Meeting of Stockholders of the Corporation (an “Annual Meeting”) held immediately after the date on which such Director was elected; provided that: (i) any Director who is initially elected no more than three months prior to such Annual Meeting date (pursuant to Section 6 below or otherwise) shall serve an initial term ending on the date of the second Annual Meeting after his or her election date; (ii) each Director elected at the Annual Meeting held in 2002 or 2003 shall serve for the full three-year term to which such Director was elected; and (iii) the term of each Director: (a) shall immediately end upon such Director’s death, resignation or removal; and (b) in all other cases, shall continue until the election and qualification of such Director’s successor.

      4.     Quorum; Action at Meeting. A majority of the Directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each Director so disqualified, provided that in no case shall fewer than one-third of the number of Directors fixed pursuant to Section 1 above constitute a quorum. If ,at any meeting of the Board of Directors, there shall be less than such a quorum, a majority of those Directors present may adjourn the meeting from time to time. Every act done or decision made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law, the Bylaws or this Certificate of Incorporation.

      5.     Removal. Directors may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

      6.     Vacancies. Any vacancy in the Board of Directors, however occurring (including a vacancy resulting from an enlargement of the Board), shall be filled only by a vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

      7.     Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

      8.     Amendments to Article. Notwithstanding any other provisions of law, the Bylaws or this Certificate of Incorporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

Article 2 of the Company’s Amended and Restated Bylaws

is proposed to be amended and restated as follows:

ARTICLE 2 — DIRECTORS

      2.1     General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

      2.2     Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

      2.3     Terms of Office. Each director shall serve for a term ending on the date of the annual meeting immediately following the date on which such director was elected; provided that: (i) any director who is initially elected no more than three months prior to such annual meeting date (pursuant to Section 2.4 below or otherwise) shall serve an initial term ending on the date of the second annual meeting after his or her election date: (ii) each director elected at the annual meeting of the corporation held in 2002 or 2003 shall serve for the full three-year term to which such director was elected; and (iii) the term of each director: (a) shall immediately end upon such director’s death, resignation or removal; and (b) in all other cases, shall continue until the election and qualification of such director’s successor.

      2.4     Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

      2.5     Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to a President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      2.6     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

      2.7     Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by a Chairman of the Board, a President, two or more directors, or by one director in the event that there is only a single director in office.

      2.8     Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director: (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting; (ii) by sending a telegram, telecopy, or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting; or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

      2.9     Meetings by Telephone Conference Call. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

      2.10     Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third of the total number of directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      2.11     Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

      2.12     Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or consents by electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee.

      2.13     Removal. Directors of the corporation may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote.

      2.14     Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

      2.15     Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

APPENDIX B

CHARTER

AUDIT COMMITTEE, BOARD OF DIRECTORS

SAPIENT CORPORATION

Purpose

      The mission of the Audit Committee (the “Committee”) is to assist the Board of Directors of the Corporation (the “Board”) in its oversight of the following:

(1) The accuracy and integrity of the Corporation’s financial statements.

(2) The accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.

(3) The existence and operation within the Corporation of internal controls adequate to provide reasonable assurance that assets are safeguarded, transactions are properly executed and recorded and generally accepted accounting principles are consistently applied.

(4) The Corporation’s compliance with all laws and regulations and compliance with the Corporation’s Code of Ethics and Conduct and other corporate policies and procedures.

(5) The qualifications and independence of the Corporation’s independent public accountants.

Membership

      The Committee shall consist of at least three members of the Board. The members of the Committee shall meet the independence requirements of the Nasdaq National Market, the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”).

      Each member of the Committee must be financially literate under the standards of the Nasdaq National Market, as determined by the Board in its business judgment, and may not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. At least one member of the Committee must have past employment experience in finance or accounting, or other comparable background which results in the member having financial sophistication (such as being or having been a chief executive or chief financial officer or other senior officer with financial oversight responsibilities), as determined by the Board, in its business judgment. At least one member of the Committee must be an “audit committee financial expert”, as defined by the rules and regulations promulgated by the SEC, unless otherwise determined by the Board (in which case the absence of an “audit committee financial expert” shall be disclosed in the Corporation’s periodic filings with the SEC).

      The Board shall appoint the members and the chairperson of the Committee.

Responsibilities

      The Committee shall:

(1) Perform such functions, exercise such powers and consult with such persons as may be required to fulfill the responsibilities of the Committee, or additional responsibilities which may be delegated to it from time to time by the Board. The Committee shall have the authority to retain accountants, internal auditors or other persons with specific competence, including outside legal counsel, to advise the Committee or to undertake special projects or investigations which the Committee deems necessary to fulfill its responsibilities. The Corporation shall provide the Committee with for appropriate funding, as determined by the Committee, in its business judgment, to pay the compensation of any such accountants, advisers and other persons.

(2) Have the sole authority to select and engage, on behalf of the Corporation, independent public accountants to audit the books of account and other records of the Corporation, oversee the work of such accountants (including resolution of disagreements between management and such accountants regarding financial reporting) and terminate such accountants if necessary. The Corporation’s independent public accountants shall report directly to the Committee.

(3) Have the sole authority to determine the compensation of the independent public accountants. Confer with the independent public accountants and review and pre-approve the fees and scope of all auditing services and any permitted non-auditing services performed by the independent public accountants, as well as the independence of the independent public accountants.

(4) Ensure the rotation of audit partners of the independent public accountants, to the extent required by the rules and regulations promulgated by the SEC, and obtain and review all reports and other information required to be provided by the independent public accountants to the Committee under the rules and regulations promulgated by the SEC or Nasdaq National Market and any material written communications between the independent public accountants and management.

(5) Review the annual and quarterly financial statements, MD&A and other sections of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Annual Report to Stockholders prior to filing of such materials with the SEC.

(6) Obtain explanations from management and the independent public accountants on whether generally accepted accounting principles have been consistently applied, whether there are any significant variations from expected or prior period results, and descriptions of any significant or unusual events or transactions.

(7) Review the Corporation’s press releases related to its financial results and the types of information to be disclosed therein, including without limitation the use of “pro forma” or other non-GAAP financial information and guidance or projections regarding future performance.

(8) Transmit to the Board after the close of each fiscal year financial statements certified by the independent public accountants.

(9) Review and discuss with the officers of the Corporation, internal auditors and independent public accountants to the extent necessary the Corporation’s system of internal controls and accounting practices, and, as appropriate, report to the Board concerning the findings of the Committee. Such review may include:

(a) Changes in accounting standards that may significantly affect financial reporting practices.

(b) Significant accounting accruals, reserves and estimates made by management and provisions for contingent liabilities.

(c) Effects of material alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

(d) Management’s handling of proposed audit adjustments identified by the independent public accountants.

(e) Compliance with investor and lending covenants.

(f) Judgments about the quality, as well as the acceptability, of the Corporation’s critical accounting principles and policies and underlying estimates.

(g) Effectiveness of the Corporation’s system of internal controls, including the security of tangible and intangible corporate assets, the security of computer systems and facilities and related contingency plans and the tone set by the Corporation’s management communicating the importance of internal controls.

(h) Management’s implementation of internal control recommendations made by the independent public accountants.

(i) Significant instances of employee defalcation and violations of the Corporation’s Code of Ethics and Conduct and other corporate policies and procedures.

(j) Reports from the General Counsel with respect to compliance with laws and regulations, including those of the SEC, significant litigation, and possible impact on financial results.

(k) Disclosures by the Corporation’s Co-Chief Executive Officers and Chief Financial Officer in connection with the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 regarding significant deficiencies in the design or operation of internal controls or materially weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

(10) Select and engage, on behalf of the Corporation, an independent provider of internal audit services, if such services are not being performed internally by the Corporation. The Corporation’s internal auditors shall report directly to the Committee. The Committee shall review all reports prepared by the Corporation’s internal auditors and all responses by management to such reports.

(11) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(12) Establish rules and procedures necessary for the Committee to fulfill its responsibilities and conduct its business.

(13) Other Committee activities shall include:

(a) Periodic review of a summary report of the expense accounts and perquisites for all corporate officers.

(b) Periodic review of the status of the Corporation’s position relative to tax audits, significant issues disputed by tax authorities and the status of tax reserves.

(c) Review and prior approval of all transactions between the Corporation and related parties or affiliates of the officers of the Corporation.

(d) Regular updates, and appropriate recommendations, to the Board regarding Committee activities.

(e) Review and prior approval of any requested waivers of the Corporation’s Code of Ethics and Conduct that involve the Company’s executive officers or any other principal accounting officer or controller.

Proxy Statement Report

      The Committee shall include its report in the Corporation’s annual Proxy Statement, followed by the names of all Committee members, stating whether the Committee:

(1) Reviewed and discussed the audited financial statements with management.

(2) Discussed with the independent public accountants the matters required by Statement on Auditing Standards (SAS) 61.

(3) Received the written disclosures and letter from the independent public accountants required by Independence Standards Board Standard No. 1, and discussed with the independent public accountants their independence.

(4) Based upon the above, recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K, and approved the selection and description of the Corporation’s critical accounting policies contained therein.

Meetings

      The Committee will meet periodically (at least four times annually) with representatives of management and the independent public accountants, as necessary. The Committee will meet at least twice annually in executive session, without representatives the Corporation present. At such times as the Committee believes necessary, the independent public accountants, internal auditors, and senior financial management of the Corporation will meet with the Committee privately and confidentially to notify or advise it concerning any circumstances which they believe require special attention of the Committee.

      The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee, where appropriate, provided that decisions of such subcommittees shall be presented to the full Committee at its next scheduled meeting.

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage- paid envelope we’ve provided or return to Sapient Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	SAPNC1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

SAPIENT CORPORATION

02          0000000000          214905857254

Vote On Directors

1.	To elect 01) Darius W. Gaskins, Jr., 02) Gary S. McKissock and 03) J. Stuart Moore as Directors of the Company for a one-year term (in the event the Charter Amendments referenced below are approved at the Meeting), or, alternatively, for a three-year term as Class II Directors (in the event the Charter Amendments referenced below are not approved at the Meeting)

For All	Withhold All	For All Except

☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposals		For	Against	Abstain

2.	To approve an amendment and restatement to the Company’s Amended and Restated Certificate of Incorporation and an amendment and restatement to the Company’s Amended and Restated Bylaws to remove the three-tier classified structure of the Company’s Board of Directors (collectively, the “Charter Amendments”);	☐	☐	☐

3.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of the Company for 2004; and	☐	☐	☐

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

123,456,789,012
803062108
Signature [PLEASE SIGN WITHIN BOX]	Date	P91867	Signature(Joint Owners)	Date	26

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SAPIENT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2004

Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) Jerry A. Greenberg and Susan D. Johnson, and each of them, with full power of substitution, as Proxies, to represent and vote, as designated hereon, all shares of stock of Sapient Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held Tuesday, May 25, 2004, at 9:00 a.m., Eastern time, at offices of the Company, One Memorial Drive, Cambridge, MA 02142 and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE